                                   CAVION.COM

                        SECURE NETWORK SERVICE AGREEMENT
                           (MISSION CRITICAL RECOVERY)

     This secure Network Services Agreement is between Cavion Technologies, Inc., a Colorado corporation doing business as cavion.com ("Cavion"), and Mission Critical Recovery ("Client"), Cavion offers a variety of data connectivity services ("Network services") through Cavion's CU/Net-Registered Trademark- network. CU/Net is a secure interactive network for electronic communications and commerce among credit unions, their members, leagues, service organizations and vendors of services to credit unions. This agreement governs Client's use of CU/Net and the network services selected on the attached Services Schedule.

     It is agreed as follows:

1. SERVICES. Client subscribes for the network services selected on the attached Services Schedule. Cavion will contract with local telecommunications provider to establish and maintain a connection from Client's data processing and associated equipment ("Client's equipment) to CU/Net. Upon mutual agreement of the parties, the Services Schedules may be added at any time to add or reduce services or telecommunications bandwidth.

2. FEES. The fees for access to CU/Net and for each network service are as described in the Services Schedule. In addition to the listed fees, Client will pay any applicable sales, use, value-added, personal property or similar taxes, Monthly recurring fees will begin upon commencement of service, and are due upon receipt of invoice from Cavion. Fees for additional services or telecommunications bandwidth will begin upon commencement of the new or upgraded service. Fees may be increased for any renewal term of this agreement, upon notice to Client at least 60 days prior to the end of the current term. Fees may also be increased on an annual basis to reflect changes in the All-Urban Consumer Price Index as published by the Bureau of Labor Statistics with 120 days notice to client. Failure to pay any fees on time may result in suspension of service.

3.   SET-UP OF THE SERVICES.

3.1 Any network servers, routers and other equipment paid for by Client as part of the monthly fees are described in the attached Equipment Schedule. This equipment belongs to Cavion. All equipment associated with CU/Net and Client's connection to CU/Net is owned or leased by Cavion, whether located at a Client facility or a Cavion facility. Client is responsible for wiring at Client's facility, with assistance from Cavion engineering staff.

4.   NETWORK OPERATIONS.

4.1 Client is solely responsible for providing support to its clients regarding their use of CU/Net and the network services.

4.2 Cavion will provide telephone support to Client during regular business hours at the nearest Cavion staffed facility. Emergency support is available 24 hours per day, 365 days per year. Cavion will maintain, administer and upgrade the network as appropriate (in Cavion's judgment) for effective network operations. Should an upgrade of the Network require upgrade of client's equipment or software to remain compatible, the upgrade of Client's equipment or software to remain compatible, the upgrade of Client's equipment or software will be Client's responsibility.

4.3 Cavion will maintain the network connection equipment provided to Client's facility under this agreement. However, Client is responsible for maintaining as appropriate operating environment and restricting access to the connection equipment. Cavion relies on Client to promptly notify Cavion of any problem affecting Client's connection to the network, and to cooperate with Cavion (including providing access to Client's facility and technical personnel) as needed to correct any such problem.

4.4 CU/Net uses standard telecommunication links and standard network server technology. While expected to be minimal, unscheduled temporary service disruptions cannot be completely eliminated. Network service will also be limited or interrupted from time to time for scheduled maintenance, network expansion, upgrades or other administrative purposes. Cavion will make commercially reasonable efforts to notify clients in advance of scheduled downtime, and to limit scheduled downtime to off-peak hours.

4.5 Cavion reserves the right to monitor CU/Net traffic as appropriate (in Cavion's judgment) for proper operation of the network and as otherwise required or permitted by law. However, Cavion does not have the practical ability to control the conduct of users of the network and assumes no liability for such conduct.

5. STANDARDS OF USE. Client will use CU/Net and the network services, and will permit the use of CU/Net and the network services, only in a manner that is lawful, consistent with the rights of other users and third parties, in keeping with accepted internet etiquette, and not disruptive to the operations of the network. Client will provide access to the network only to its employees, independent contractors and examiners, and only from equipment located at Client's facilities. Client will communicate the restrictions described in this section to anyone to whom it provides access. Vendors who use the network to provide services to Client or its members must do so by agreement with Cavion. Client agrees to comply with any rules and policies posted on CU/Net's web server that are generally applicable to users of CU/Net or a network service. Material breach of this section will cause for immediate suspension of service or termination of this agreement.

6. SECURITY. Cavion will take commercially reasonable steps in ensure that network services sessions accessed from the internet, and CU/Net interfaces to the Internet, are protected using network firewalls, encryption, and/or other appropriate security measures. Client is responsible for (a) the security of network equipment located at Client's facility, and (b) safeguarding any passwords or other validation information resigned to Client or Client's users. In addition, while the private telecommunication circuits between Client facility and CU/Net provide physical security for Client's unencrypted network traffic, these circuits are owned and operated by telecommunications providers and Cavion does not guarantee their security.

7.   LIMITED WARRANTIES.

7.1 Except as described in section 4.4, CU/Net will be online and available 24 hours per day, 365 days per year. Each network service will be capable of performing the functions described in the online documentation associated with the service, for the term of this agreement, provided the service is used with an approved web browser and otherwise in accordance with the documentation. Cavion does not guarantee that operation of CU/Net or the network services will be uninterrupted or error-free. Cavion is not responsible for network unavailability caused by Client's equipment, equipment of Client's customers, telecommunications circuits or the Internet. Client is responsible for ___________________ which of the telecommunications circuits offered by CU/Net will be used, and for the adequacy of the telecommunications circuit to carry Client's traffic over CU/Net.

7.2 Claims for breach of this warranty should be submitted in writing, including as much detail as possible concerning the circumstances of the problem. If Cavion is unable to correct the problem (with Client's cooperation) within 30 days, Cavion will refund the monthly charges relating to the service in which the problem is experienced, promised for the affected period.

7.3 This section sets forth Cavion's exclusive warranties with respect to the performance of CU/Net and the network services. Cavion DISCLAIMS ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OR MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, AUTHORITY OR NON-INFRINGEMENT. These warranties are exclusively for the benefit of Client, and are not transferable without Cavion's prior written consent.

8. LIMITATION OF LIABILITY. Client is exclusively responsible for all financial risks associated with access to and use of CU/Net and the network services by Client's customers, including validation of all transaction. In no event will Cavion be liable for lost data, lost profits, or any other incidental, consequential or exemplary damages. In no event will Cavion's liability for any claim related to this agreement exceed the amount paid by Client under this agreement during the six months prior to the claim, except in the case of Cavion's gross negligence or willful misconduct.

9.   OWNERSHIP AND LICENSE.

9.1 "Cavion Technology" means all inventions, designs, software and intellectural property of any kind used in the operation of CU/Net and the network services, including all portions and complete or partial copies thereof, all ____________, modifications and enhancements thereof, and any documentation associated therewith. "Cavion technology" does not include Client's lost data processing software. Cavion owns or licenses from third parties all Cavion technology.

9.2 Cavion hereby grants to Client, during the term of this agreement and subject to the provisions of this agreement, a nonexclusive nontransferable license (a) to use the Cavion technology (other than the network services software) for the purpose of connecting to, and transmitting and receiving data across the network as contemplated by this agreement, and (b) to use any network services software subscribed and paid for under the Services Schedule to access, employ and make available to Client's members the corresponding network services. This license does not include rights to (a) use the Cavion technology for any other purpose, (b) modify, translate, or merge any network services software with another program, (c) create a ___________ work based on the Cavion technology, or (d) sublicense or transfer the Cavion technology to any third party (except for the implied sublicense to Client's members to use the network services as contemplated by this agreement). Client will not reverse-engineer, disassemble, decompile, or make any attempt to discover the source code of the network services software. Client will not copy the network services software, except for temporary browser-embedded copies as required to run the software. All rights not explicitly granted to Client under this section are reserved to Cavion.

9.3 Cavion hereby grants to Client, during the term of this agreement and subject to the provisions of this agreement, a nonexclusive, nontransferable license to use the CU/Net name and any materials concerning CU/Net provided by Cavion, for the purpose of promoting the network and the network services.

10.  CONFIDENTIALITY.

10.1 "Confidential Information" means any and all confidential business information concerning either party that is disclosed to the other party in connection with this agreement, including all confidential information disclosed to Client concerning Cavion technology and including the terms of this agreement. Any confidential financial information of Client's members to which Cavion has access as network administrator will be treated as confidential information of Client. "Confidential information" does not include information which the recipient can show (a) is public (other than through the recipient's actions), (b) was rightfully disclosed to the recipient by a third party, or (c) was independently developed by the recipient, information that is not otherwise confidential will not be treated as confidential merely because it is disclosed under this agreement.

10.2 Each party (and its employees and agents) (a) will use the same degree of care (and at least a reasonable degree of care) to prevent the unauthorized disclosure or use of confidential information as __________ to protect its own confidential information of a similar nature, and (b) will immediately notify the disclosing party upon discovery of any loss, unauthorized disclosure, or unauthorized use of confidential information.

10.3 Upon termination of this agreement, or at any time upon the request of the disclosing party, the recipient will promptly return or destroy all confidential information in any form (including computer media), and the recipient will not retain any copies of confidential information in any form. Notwithstanding the proceeding sentence. Cavion may keep archival copies of network traffic as required in Cavion's discretion for proper operation of the network. Cavion will not be required to return or destroy those copies, but will continue to treat them as confidential information under this section as long as they are retained.

10.4 Any breach of this section will cause the disclosing party irreparable harm for which it cannot be adequately compensation in damages. The disclosing party will therefore be entitled, in addition to any remedies otherwise available, to injunctive and other equitable relief, without posting bond, to enforce this section and to prevent any breach of this section. The provisions of this section will survive termination of this agreement for the longest of the following: (a) two years, (b) in the case of archive copies or described in the preceding subsection, any period for which Cavion retains such copies or, (c) in the case of any trade secret, as long as such information remains a trade secret.

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11. INDEMNITIES. Each party indemnifies the other (and its affiliates and agents) against all loss, liability or expense (including reasonable attorney and witness fees and expenses) arising out of any claim that materials of the indemnifying party infringe the patent, copyright, trademark or trade _________ rights of any third party. For this purpose, "materials" of a party means any technology or content supplied by that party for use or publication on the network or the internet. Client Indemnifies Cavion (and its affiliates and agents) against all loss, liability or expense (including reasonable attorney and witness fees and expenses) arising out of any use of the network, the network _________ or the internet by anyone to whom Client provides access, in each case, the indemnity is subject to the conditions that:

     (a)  the indemnifying party is notified of the claim in a timely manner;

     (b) the indemnified party provides all reasonable assistance to defend against the claim at the indemnifying party's expense; and

     (c)  the indemnifying party is given control of the defense and settlement.

If any materials are held or are believed by the indemnifying party to infringe, the indemnifying party will have the option, at its expense, to (a) modify the materials to be non-infringing, (b) obtain for the indemnified party the right to continue using the materials, or (c) terminate the use of the materials under this agreement. The provisions of this section will survive termination of this agreement for a period equal to the statute of limitations governing the indemnified claim, and will continue to apply to any claim filed within that period.

12.  TERMS AND TERMINATION.

12.1 The term of this agreement will be for five years from the date hereof. Thereafter, this agreement will automatically renew for additional one year periods unless (a) terminated by either party by notice at least 60 days prior to the renewal date, or (b) replaced by a new agreement governing access to CU/Net and the network services.

12.2 During the first 90 days of the initial term, Client may terminate this agreement upon notice to Cavion, if (a) Client is dissatisfied in any material respect with the performance of CU/Net or the network services, and gives notice to Cavion specifying the nature and circumstances of the dissatisfying performance with as much detail as practical, and (b) Cavion (with Client's cooperation) has not resolved the issue to Client's satisfaction within 60 days after the notice of dissatisfaction.

12.3 Either party may terminate this agreement upon notice to the other:

     (a) if the other party materially breaches any of its obligations under this agreement and such breach is not cured within 60 days after notice thereof; or

     (b) if insolvency proceedings pursuant to any federal or state law are filed by the other party, or are filed against the other party and not dismissed within 60 days, if substantially all of the assets of the other party are transferred to an assignee for the benefit of creditors, a receiver or a trustee in bankruptcy; if the other party is adjudged bankrupt; or if the other party ceases to carry on business.

12.4 Termination of this agreement will not be exclusive of any other remedy available under this agreement or applicable law. Upon termination, each party will promptly make any payments owed to the other party. Cavion will reasonably cooperate with Client in the transfer of Client's domain hosting. If any, Monthly network services fees will not be prorated. Access to the network and network services will be discontinued upon termination. Within 30 days after termination, each party will return (or will provide reasonable access to its facilities for the other party to retrieve) any equipment in its possession that belongs to the other party.

13. DISPUTES. Except as otherwise agreed, any disputes concerning this agreement will be resolved as follows:

13.1 If either party believes that a dispute cannot be resolved by informal negotiation, the matter will be submitted to mediation. The parties will agree upon a neutral impartial mediator experienced in the field of interactive electronic networks. At the commencement of the mediation, the parties will agree upon (a) a procedure for exchange of information related to the dispute, and (b) ground rules and a schedule for conducting the proceeding before the mediator.

13.2 If a dispute is not settled pursuant to mediation within the agreed time period, or if any party will not participate in the mediation, the dispute will be submitted to binding arbitration in Denver, Colorado, in accordance with the rules of the CPR Institute for Dispute Resolution. The arbitration will be by a single arbitrator (or, if the amount in controversy is greater than $30,000, by three arbitrators, none of whom will be appointed by either party) experienced in the field of interactive electronic networks. The arbitration will be governed by the United States Arbitration Act, and judgment upon the award damages in excess of actual damages, but will be empowered (now required) to require any party to pay the reasonable attorney fees, expert witness fees, and other arbitration costs of any other party.

13.3 Except as specified in section 11.4, the procedures described in this section will be the exclusive procedures for the resolution of disputes; provided, however, that either party may seek preliminary judicial relief in Denver, Colorado. If in the judgment of that party such relief is necessary to avoid irreparable damage. Despite the initiation of any such judicial proceedings, the parties will continue to participate in good faith in the mediation or arbitration. Any cause of action either party may have with respect to this agreement will be barred unless it is commenced within one year after the cause of action arises, is discovered, or should have been discovered with the exercise of reasonable diligence.

14.  GENERAL.

15.1 The parties are independent contractors. Neither party is an agent or partner of the other, or has the right to incur any obligation on behalf of the other. Each party may use the other's name and trademarks only with the other's prior written consent (except that Cavion may use Client's name in any listing of CU/Net clients). Upon termination of this agreement, all use of such names and trademarks will immediately be discontinued, and each party will return to the other all promotional materials and other items bearing the other's name or trademarks that are in its possession.

15.2 Neither party will be liable for any delay or failure in its performance under this agreement (except for payment obligations) directly or indirectly due to acts of _____ other party

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

or its agents, or to cause beyond the control of the delaying party (including equipment failure, utility failure, casualty, emergency conditions, acts of governmental authorities, labor disputes and acts of suppliers, telecommunications providers or other third parties).

15.3 Notices under this agreement will be in writing and will be effective when resolved by certified mail, overnight courier or hand delivery to the address set forth below (as may be changed from time to time by written notice). Refusal to accept delivery will be deemed receipt.

15.4 This agreement will be binding upon the assigns and successors in interest of Cavion and Client. Either party may assign this agreement to an affiliate, or as collateral for financing purposes, and Cavion may assign this agreement to a purchaser of CU/Net, without the consent of the other party. Neither party may otherwise assign this agreement without the other party's written consent, which will not unreasonably be withheld.

15.5 This agreement is governed by the laws of the State of Colorado. No provisions of this agreement may be waived or modified except in writing signed by Client and Cavion. This agreement (including the Services Schedule as modified by the parties from time to time) is the entire agreement between the parties as to it subject matter, and supersedes any other communications between the parties. This agreement may be executed in counterparts, each of which will constitute an original. If any provision of this agreement is found to be invalid or unenforceable, such provision will be modified (in the effected jurisdiction) to the minimum extent required, and the remainder hereof will not be affected.



     IN WITNESS WHEREOF, the parties have executed this Secure Network Services Agreement as of the date written below.


MISSION CRITICAL RECOVERY    [CLIENT]    CAVION TECHNOLOGIES, INC.



By:                                     By:
   ------------------------------------    -------------------------------------
Title:                                  Title:
      ---------------------------------       ----------------------------------
Address:                                Address:
Mission Critical Recovery               Cavion Technologies, Inc.
---------------------------------------
6195-4 Lake Gray Blvd                    7475 Dakin Street, Suite 607
---------------------------------------
Jacksonville, FL 32244                   Denver, Colorado 80221-6920
---------------------------------------
Attn:  President/CEO                     Attn:  President
---------------------------------------
Fax:  904-771-7310                       Fax:  303-657-8210
---------------------------------------
Voice:  904-771-9588                     Voice:  303-657-8212
---------------------------------------



Date:
     ----------------------------------





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

                              SERVICES SCHEDULE TO
                                   CAVION.COM
                        SECURE NETWORK SERVICES AGREEMENT

1.   DESCRIPTION OF SERVICES

Client subscribes for the network services indicated by checking the boxes below:

     SECURE ISP SERVICES (INCLUDES - WEB SITE HOSTING AND UNLIMITED EMAIL) This service provides unlimited Internet access for Client and Client's employees, at the bandwidth selected by Client. The service includes access to CU/Net, network address translation, unlimited e-mail for Client's employees, and (if applicable) hosting of Client's web site, Upon request. Cavion will register Client's domain name, and will refer Client's web site design to a web site design consultant.


X.   CU/NET

     With CU/NET, Client gains access to any credit union on the network. Access is provided, using the credit union's existing connection to CU/NET.


     SECURE FORMS SERVER
     This service enables Client's members to provide encrypted data (such as loan or credit applications) using online forms in a secure area of Client's web site, Cavion's secure forms server is firewall protected.


     SECURE INTERNET TRANSACTIONAL BANKING SERVICES
     This services enables Client's members to retrieve account information and perform a variety of interactive account transactions via the Internet. Cavion's secure transactional banking service is double firewall protected.


     INTERNET BANKING "PULL" ADVERTISING
     This service enables Client to target online advertising of specific services to members not currently using those services, as part of Client Internet Transactional Banking user interface.

     SECURE INTERNET BILL PAYMENT SERVICES
     This service enables Client's members to set up and modify online bill payment through a third party settlement agent, via the Internet. Cavion's secure internet bill payment service is firewall protected.

     KIOSK SOFTWARE
     This service allows Client to set upon remote kiosks (with hardware provided by a third party vendor) to provide general service information concerning Client, or to provide member account information and enable interactive account transactions.

     SHARE DRAFT PROCESSING
     This service allows Client to transmit share draft in-clearing data, via a secured, dedicated 128K frame relay communications circuit, to cavion.com for retrieval by credit unions or their processor.



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

2.   PRICING SUMMARY

Client agrees to pay the following fees in connection with the Secure Network Services Agreement:

                                         ONE-TIME        ANNUAL       MONTHLY

                          CU/NET@$12K
       Installation, Set-up, Hardware
             & CUINET Membership Fee:     Waived
     Monthly Access Charge for CU/NET                                 $940.00*
                    Connection @512K:                               plus $50 per
                                                                     CU accessed
              Total One-Time Cost For      $-0-
           Mission Critical Recovery:
                Total Annual Cost for                     $-0-
           Mission Critical Recovery:
               Total Monthly Cost for                                 $940.00*
           Mission Critical Recovery:                             (+ $50 per CU)

 Total ___________________ and Waived
                                Fees:   $15,550.00
   Total Cost Due At Contract Signing      $-0-
                                $12K:
       Half of One-_______ and Annual
                              Charges

*Monthly recurring charges will begin and be invoiced as services are activated.









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

     ELECTRONIC DATA VAULTING
     This agreement reflects discounted pricing for products/services being provided by cavion.com to MCR. In exchange for this discount, MCR agrees to provide Cavion with electronic data vaulting services, at no charge, so long as the amount of online data files being archived does not exceed 20 Green Bay of compressed data. If Cavion's online data archiving requirements exceed 20 GB will prepare a proposal, for Cavion's consideration, specifying the cost of any needed data archiving capability above the 20 GB provided at no charge under this agreement.













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

                             EQUIPMENT SCHEDULE TO
                                   CAVION.COM
                        SECURE NETWORK SERVICES AGREEMENT

      Client's set-up fees described in the Services Schedule include purchase of the equipment described below:

      CU/NET @ 512K:
            Cisco 1601 Dual Ethernet/Serial Router
            Cisco Power Cord, 110V
            Cisco 1600 Series IOSIP Plus
            Cisco 8MP to 10 MB DRAM Upgrade
            V.35 Cable, DTE Male to Smart Serial, 10 Ft.


















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